Credit Suisse First Boston
Asset-Backed Securities
ABSC 2005-HE7
First Lien
1,502 records
Balance: 249,660,400
Home Equity Mortgage Loan Portfolio

Selection Criteria: First Lien
Table of Contents

1.

FICO (Aggregate Pool)

2.

FICO (IO Loans)

1. FICO (Aggregate Pool)

FICO (Aggregate Pool)	% of total deal	Avg LTV	Max LTV	% Full Doc	% Owner Occ	% IO	WAC	MARGIN	% Second Lien (Simultaneous or Silent)
500 - 519	5,134,559.14	67.28	80.49	1.85	100.00	0.00	8.978	7.827	0.00
520 - 539	21,350,053.08	71.11	92.70	14.25	98.93	0.00	8.588	7.117	3.90
540 - 559	26,248,725.29	72.25	93.20	14.67	98.19	1.73	8.131	6.734	7.05
560 - 579	37,413,394.15	73.74	92.70	10.84	99.57	4.26	7.559	6.116	4.03
580 - 599	20,341,636.18	88.05	95.49	66.23	100.00	18.56	7.368	5.864	30.85
600 - 619	34,770,634.51	88.43	100.00	58.59	100.00	22.52	7.501	6.050	26.40
620 - 639	31,703,608.07	87.63	100.00	53.98	100.00	31.16	7.160	5.652	37.41
640 - 659	30,880,882.11	86.61	100.00	39.39	100.00	30.60	6.932	5.375	41.40
660 - 679	20,228,502.64	86.96	100.00	44.58	99.61	40.29	7.025	5.472	43.42
680 - 699	10,237,293.54	84.92	100.00	28.67	98.59	54.61	6.762	5.145	64.20
700 - 719	5,615,831.64	85.07	100.00	29.38	98.81	41.49	6.928	5.261	56.67
720 - 739	2,755,607.99	84.87	100.00	29.85	94.02	46.80	6.578	4.884	60.17
740 - 759	2,021,939.89	83.97	100.00	20.07	100.00	56.87	6.482	4.900	75.83
760 - 779	803,837.95	82.88	98.80	15.31	100.00	84.69	6.076	4.313	84.69
780 - 799	153,893.48	100.00	100.00	100.00	100.00	0.00	7.850	6.200	0.00
Total:	249,660,399.66	81.83	100.00	35.76	99.47	20.90	7.470	5.978	26.72

Top

2. FICO (IO Loans)

FICO (IO Loans)	% of total deal	Avg LTV	Max LTV	% Full Doc	% Owner Occ	% IO	WAC	MARGIN	% Second Lien (Simultaneous or Silent)
540 - 559	453,507.00	83.18	90.00	54.52	100.00	100.00	6.805	5.041	54.52
560 - 579	1,594,841.50	66.66	90.00	9.75	100.00	100.00	6.586	5.345	9.75
580 - 599	3,775,881.13	86.05	90.00	65.15	100.00	100.00	7.464	5.985	62.24
600 - 619	7,829,290.59	84.35	90.00	67.11	100.00	100.00	6.816	5.482	64.03
620 - 639	9,879,782.40	82.72	90.00	49.17	100.00	100.00	6.475	4.871	77.87
640 - 659	9,449,826.39	82.51	90.00	33.45	100.00	100.00	6.541	5.014	87.00
660 - 679	8,150,999.72	82.54	92.70	32.01	100.00	100.00	6.521	4.928	77.58
680 - 699	5,590,216.39	81.77	90.00	19.20	100.00	100.00	6.432	4.712	90.72
700 - 719	2,329,999.75	81.80	90.00	30.86	100.00	100.00	6.269	4.586	78.89
720 - 739	1,289,572.43	80.00	80.00	7.10	100.00	100.00	6.014	4.140	100.00
740 - 759	1,149,972.00	80.00	80.00	0.00	100.00	100.00	6.309	4.624	100.00
760 - 779	680,800.00	80.00	80.00	0.00	100.00	100.00	5.809	3.909	100.00
Total:	52,174,689.30	82.35	92.70	39.54	100.00	100.00	6.586	5.033	76.73

Top

11 Madison Avenue
New York, New York 10010
www.csfb.com
Jul 15, 2005 12:00

Disclaimer:This material is provided to you solely for informational purposes, is intended for your use only and does not constitute an offer or commitment, a solicitation of an offer or commitment, or any advice or recommendation, to enter into or conclude any transaction (whether on the indicative terms shown or otherwise). This material has been prepared by CSFB based on assumptions and parameters determined by it in good faith. It is important that you (recipient) understand that those assumptions and parameters are not the only ones that might reasonably have been selected or that could apply in connection with the preparation of these materials or an assessment of the transaction described above. A variety of other or additional assumptions or parameters, or other market factors and other considerations, could result in different contemporaneous good faith analyses or assessment of the transaction described above. Past performance should not be taken as an indication or guarantee of future performance, and no representation or warranty, express or implied is made regarding future performance. Opinions and estimates may be changed without notice. The information set forth above has been obtained from or based upon sources believed by CSFB to be reliable, but CSFB does not represent or warrant its accuracy or completeness. This material does not purport to contain all of the information that an interested party may desire. In all cases, interested parties should conduct their own investigation and analysis of the transaction(s) described in these materials and of the data set forth in them. Each person receiving these materials should make an independent assessment of the merits of pursuing a transaction described in these materials and should consult their own professional advisors. CSFB may, from time to time, participate or invest in other financing transactions with the issuers of the securities referred to herein, perform services for or solicit business from such issuers, and/or have a position or effect transactions in the securities or derivatives thereof. Structured securities are complex instruments, typically involve a high degree of risk and are intended for sale only to sophisticated investors who are capable of understanding and assuming the risks involved. The market value of any structured security may be affected by changes in economic, financial and political factors (including, but not limited to, spot and forward interest and00 exchange rates), time to maturity, market conditions and volatility and the credit quality of any issuer or reference issuer. Any investor interested in purchasing a structured product should conduct its own investigation and analysis of the product and consult with its own professional advisers as to the risks involved in making such a purchase.